Exhibit 4.2

FORM OF FLOATING RATE NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

SPIRIT AEROSYSTEMS, INC.
Senior Floating Rate Notes Due 2021

CUSIP No.: 85205T AH3
No.	ISIN No.: US 85205TAH32
$

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on June 15, 2021.

Interest Payment Dates:  March 15, June 15, September 15 and December 15 (each, an “Interest Payment Date”), commencing on September 15, 2018.

Interest Record Dates:  March 1, June 1, September 1 and December 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer under its seal.

SPIRIT AEROSYSTEMS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  May 30, 2018

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

SPIRIT AEROSYSTEMS, INC.
Senior Floating Rate Note Due 2021

1.             Interest.

SPIRIT AEROSYSTEMS, INC., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a floating rate per annum to be calculated as set forth below  The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing September 15, 2018(1).  The interest rate on the Notes will be reset on each Interest Payment Date (each such date, an “Interest Reset Date”).

The initial Interest Period (the “Initial Interest Period”) means the period from and including the Issue Date to but excluding the first Interest Reset Date. Thereafter, each interest period (an “Interest Period”) means the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Initial Interest Period for the Notes will be the period from and including the Interest Reset Date immediately preceding the maturity date of the Notes to but excluding the maturity date. Interest on the Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the Initial Interest Period means the three-month LIBOR, as determined on May 25, 2018, plus 80 basis points. Thereafter, the interest rate for any Interest Period will be the three-month LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 80 basis points. The interest rate will be reset quarterly on each Interest Reset Date (unless notice of redemption has been mailed for the Notes, in which case the interest rate thereon in effect on the date of such notice will be the interest rate thereon through the redemption date). The interest rate applicable to each Interest Period commencing on the related Interest Reset Date, or the Issue Date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the aggregate principal amount of the Notes outstanding on such day. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding such Daily Interest Amounts for each day in such Interest Period.

If any Interest Payment Date for the Notes would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following date that is a Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. If any Interest Payment Date (other than the maturity date) is postponed as described above, the amount of interest for the relevant Interest Period will be adjusted accordingly.

Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(1)                                 In the case of Initial Notes.

(i)            Three-month LIBOR is the rate for deposits in U.S. dollars for the three-month period that appears on the Designated LIBOR Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. If no rate appears on the Designated LIBOR Page, three-month LIBOR for such Interest Determination Date will be determined in accordance with the immediately following provisions.

(ii)           With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters with respect to the Initial Floating Rate Notes) in the London interbank market selected by the Company to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London Business Day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, three-month LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks (which may include affiliates of the underwriters with respect to the Initial Floating Rate Notes) selected by the Company for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Company are not quoting such rates as mentioned in this sentence, three-month LIBOR for such Interest Determination Date will be three-month LIBOR determined with respect to the immediately preceding Interest Determination Date.

Promptly upon calculation, the Calculation Agent will inform the Company of the interest rate for the next Interest Period. Upon request from any Holder of Notes, the Calculation Agent will provide the interest rate then in effect for the Notes for the then-current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

All percentages resulting from any calculation of the interest rate on the Notes will be rounded to the nearest one millionth of a percentage point with five ten millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .098765445) would be rounded to 9.876545% (or .09876545)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the notes will in no event be lower than zero.

Set forth below are certain of the defined terms used for purposes of determining the interest rate payable on the Notes.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to close in The City of New York.

“Designated LIBOR Page” means Bloomberg L.P. page “BBAM” on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

“Interest Determination Date” means the second London Business Day immediately preceding the Issue Date, in the case of the Initial Interest Period, or thereafter the second London Business Day immediately preceding the applicable Interest Reset Date.

“LIBOR” means the U.S. dollar London Interbank Offered Rate.

“London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2.             Method of Payment.

The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date.  Holders must surrender their Note(s) to the Trustee to collect principal payments.  The Company shall pay principal and interest in Dollars.  Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Chicago, Illinois or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note Register.  However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3.             Paying Agent; Calculation Agent.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent.  The Company may change any Paying Agent without notice to the Holders.  The Trustee will initially act as calculation agent (the “Calculation Agent”).  The Company may change the Calculation Agent without prior notice to or consent of the Holders.

4.             Indenture.

This Note is one of a duly authorized Series of Notes of the Company, designated as “Senior Floating Rate Notes due 2021” (collectively, the “Notes”) issued by the Company under an Indenture, dated as of May 30, 2018 (the “Indenture”), among the Company, Spirit AeroSystems Holdings, Inc. (“Holdings”) and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.  Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

5.             Guarantee.

The payment by the Company of the principal of, and premium and interest on, the Notes is irrevocably and unconditionally guaranteed on a senior basis by Holdings.

6.             Optional Redemption.

The Company may redeem, at its option, the Notes, in whole or in part, on May 31, 2019 or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

7.             Change of Control Offer to Repurchase.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Indenture at a purchase price, in cash, equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

8.             Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such Notes are selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

9.             Persons Deemed Owners.

The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.          Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or Holdings at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.          Legal Defeasance and Covenant Defeasance.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

12.          Amendment; Supplement; Waiver.

Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding affected by such amendment or supplement, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

13.          Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or Holdings) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture.  If a bankruptcy Event of Default with respect to the Company or Holdings occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.          Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

15.          No Recourse Against Others.

No stockholder, director, officer, employee, member or incorporator, as such, of the Company, of Holdings or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.          Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

17.          Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.          CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.          Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE, AND THE NOTE GUARANTEES, IF ANY, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 11 of the Supplemental Indenture, check the box ☐.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 11 of the Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:

Signed:

(Signed exactly as name appears on the
other side of this Note)

Signature
Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)